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                                                                      EXHIBIT 11


                  AMENDED AND RESTATED TAX INDEMNITY AGREEMENT

            AMENDED AND RESTATED TAX INDEMNITY AGREEMENT (the "Agreement") dated as of November 3, 1997 by and among Oppenheimer Group, Inc., a Delaware corporation ("Opgroup"), CIBC Wood Gundy Securities Corp., a New York corporation ("CIBC"), Thomson Advisory Group Inc., a Delaware corporation ("TAG") and PIMCO Advisors L.P., a Delaware limited partnership ("PIMCO LP").

                                   WITNESSETH

            WHEREAS, Opgroup, Oppenheimer Equities, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Opgroup ("Equities"), and CIBC have entered into a Stock Acquisition Agreement, dated as of July 22, 1997, as amended by Amendment No. 1 to the Stock Acquisition Agreement, dated as of November 3, 1997 (the "Acquisition Agreement"), providing for the acquisition of all of the stock of Oppenheimer Holdings Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Opgroup ("Holdings"), by CIBC from Equities (the "Acquisition");

            WHEREAS, Opgroup, Oppenheimer Financial Corp., a Delaware corporation and a wholly-owned subsidiary of Opgroup ("Opfin"), PIMCO LP and PIMCO Advisors Transitory Merger LLC, a Delaware limited liability company and a wholly-owned subsidiary of PIMCO LP ("PATM"), have entered into an Agreement and Plan of Merger, dated as of November 4, 1997 (the "Merger Agreement"), providing for the merger of PATM with and into Opgroup (the "Merger");

            WHEREAS, it is contemplated that the Merger will occur at least one day after the consummation of the Acquisition;

            WHEREAS, the parties hereto entered into a Tax Indemnity Agreement dated as of July 22, 1997 (the "Original Agreement") to provide for the payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of tax returns and provide for certain other matters relating to Taxes (as defined herein) of Opgroup and its subsidiaries; and

            WHEREAS, the parties hereto wish to amend and restate the Original Agreement to reflect the Acquisition Agreement and the Merger Agreement.

            NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:


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     1.       DEFINITIONS.

            (a) General. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Agreement" shall have the meaning set forth in the preamble to this Agreement.

            "Acquisition" shall have the meaning set forth in the recitals to this Agreement.

            Acquisition Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Acquisition Date" shall mean the date on which the Acquisition occurs.

            "Authorized Representative" shall mean the person or persons appointed by Opgroup prior to the Merger to so serve hereunder and any successor(s) who shall be appointed by the Managing Trustees.

            "CIBC" shall have the meaning set forth in the preamble to this Agreement and shall include any successor thereto.

            "CIBC Post-acquisition Group" shall mean the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, which includes CIBC from and after the Acquisition Date, and any member of such group, and shall include the corporations (as constituted for state law purposes) which comprised the Holdings Subgroup.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Combined Return" shall mean a consolidated, combined or unitary income Tax Return that includes one or more members of the Opgroup Subgroup and one or more members of the Holdings Subgroup.

            "Effective Time" shall have the meaning ascribed to such term in the Merger Agreement.

            "Equities" shall have the meaning set forth in the recitals to this Agreement.


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            "Excluded Affiliate" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "Excluded Liability" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "Foreign Subsidiary" shall mean, with respect to any Person, (i) each corporation, partnership, joint venture or other legal entity, in each case organized in a jurisdiction other than the U.S. or any subdivision thereof, of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity and (ii) each partnership organized in a jurisdiction other than the U.S. or any subdivision thereof in which such Person or another Subsidiary of such Person is the general partner or otherwise controls such partnership.

            "Good Faith Estimate" shall have the meaning set forth in Section 3(e)(2).

            "Governmental Authority" shall have the meaning ascribed to such term in the Merger Agreement.

            "Holdback Amount" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "Holdings" shall have the meaning set forth in the recitals to this Agreement.

            "Holdings Good Faith Estimate" shall have the meaning set forth in
Section 3(e)(2).

            "Holdings Tax Payment Subaccount" shall have the meaning set forth in Section 3(e)(3)(i) hereof.

            "Holdings Subgroup" shall mean each member of the Opgroup Consolidated Group that would have been a member of an "affiliated group" within the meaning of Section 1504(a) of the Code, of which Holdings was the common parent, if (i) before the Acquisition Date, no corporation owned stock of Holdings that met the requirements of Section 1504(a)(2) of the Code, and (ii) Holdings had no direct or


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indirect subsidiaries that were not its direct or indirect subsidiaries as of the date of the Acquisition Agreement.

            "Holdings Subgroup Tax Amount" shall have the meaning set forth in
Section 3(d)(1) hereof.

            "Indemnification Amount" shall have the meaning set forth in Section 4(c) hereof.

            "Indemnified Party" shall mean any Person which is seeking indemnification from an Indemnifying Party pursuant to the provisions of this Agreement.

            "Indemnifying Party" shall mean any party hereto from which an Indemnified Party is seeking indemnification pursuant to the provisions of this Agreement.

            "Indemnity Trust" shall have the meaning ascribed to such term in the Merger Agreement.

            "Independent Accounting Firm" shall mean a nationally recognized independent accounting firm, jointly selected by the Managing Trustees and OGI and/or CIBC; or, if the parties cannot agree on such accounting firm, the accounting firm selected as follows: the Managing Trustees and OGI and/or CIBC shall submit the name of a nationally recognized independent accounting firm that has not provided, in the two years prior to the date the name of such firm is submitted for selection pursuant to the terms hereof, professional Tax-related services worth more than $100,000 to any of Opgroup, PIMCO LP, CIBC or their respective affiliates, and the "Independent Accounting Firm" shall mean the firm selected by lot from these two or three firms.

            "Losses" shall mean any and all claims, losses, liabilities, costs, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties (including for the payment of Taxes), expenditures, proceedings, judgments, awards or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

            "Managing Trustees" shall mean the trustees of the Seller Trust and the Indemnity Trust.


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            "Merger" shall have the meaning set forth in the recitals to this
Agreement.

            "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Merger Date" shall mean the date on which the Merger occurs.

            "OGI" shall mean Opgroup after the Merger and shall include any successor thereto.

            "OGI Post-Merger Group" shall mean the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which OGI is the common parent from and after the Effective Time, and any member of such group, and shall include the corporations which comprised the Opgroup Subgroup.

            "OGI Post-Merger Tax Amount" shall have the meaning set forth in
Section 3(b)(3) hereof.

            "Opcap" shall mean Oppenheimer Capital, a Delaware partnership.

            "Opcap LP" shall mean Oppenheimer Capital, L.P., a Delaware limited partnership.

            "0pfin" shall have the meaning set forth in the recitals to this Agreement.

            "Opgroup" shall have the meaning set forth in the preamble to this Agreement.

            "Opgroup Consolidated Group" shall mean the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which Opgroup is the common parent, and any member of such group.

            "Opgroup Good Faith Estimate" shall have the meaning set forth in
Section 3(e)(2).

            "Opgroup Subgroup" shall mean Opgroup, Opfin, Equities and Value Advisors and each other member of the Opgroup Consolidated Group that is not a member of the Holdings Subgroup.


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            "Opgroup Subgroup Tax Amount" shall have the meaning set forth in
Section 3(d)(2) hereof.

            "Opgroup Tax Payment Subaccount" shall have the meaning set forth in
Section 3(e)(3)(ii) hereof.

            "Overpayment Rate" shall mean the annual rate of interest specified in Section 6621(a)(1) of the Code (or similar provision of state, local or foreign tax law, as applicable) for overpayments of Tax.

            "Person" shall mean and include any individual, partnership, joint venture, corporation, association, joint stock company, trust, unincorporated organization or similar entity.

            "PIMCO LP" shall have the meaning set forth in the preamble to this Agreement and shall include any successor thereto.

            "Post-Acquisition Taxable Period" shall mean a taxable period that, to the extent it relates to a member of the Holdings Subgroup, begins after the Acquisition Date.

            "Post-Merger Taxable Period" shall mean a taxable period that, to the extent it relates to a member of the Opgroup Subgroup, begins after the Merger Date.

            "Pre-Acquisition Taxable Period" shall mean a taxable period that, to the extent it relates to a member of the Holdings Subgroup, ends on or before the Acquisition Date.

            "Pre-Merger Taxable Period" shall mean a taxable period that, to the extent it relates to a member of the Opgroup Subgroup, ends on or before the Merger Date.

            "Present Value Benefit" shall mean the present value (based on a discount rate equal to the short-term applicable federal rate as determined under Section 1274(d) of the Code at the time of determination, and assuming that the Indemnified Party will be liable for Taxes at all relevant times at the maximum marginal rates) of any income tax benefit; provided, however, that the tax rates applicable to a partnership shall be deemed to be those applicable to a Subchapter C corporation. For this purpose, an income tax benefit shall include depreciation and amortization deductions attributable to an increase in tax basis as well as a tax deduction (to the extent available


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for a prior or subsequent taxable year), whether or not such benefit results in an actual receipt of a Refund.

            "Proceeding" shall mean any audit or other examination, or any judicial or administrative proceeding, relating to liability for or refunds or adjustments with respect to Taxes.

            "Refund" shall mean any reduction in liability for Taxes, including by means of a credit, offset or otherwise against a current Tax Liability or one that is agreed to or conceded by a taxpayer in a Proceeding or by means of a refund of a prior Tax Liability.

            "Represented Party" shall have the meaning set forth in Section 8(d) hereof.

            "Section 338(h)(10) Elections" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "Section 381 Attribute" shall have the meaning set forth in Section 3(b)(3)(i) hereof.

            "Seller Trust" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "Straddle Period" shall mean a taxable period that, to the extent it relates to a member of the Holdings Subgroup, includes, but does not end on, the Acquisition Date and, to the extent it relates to a member of the Opgroup Subgroup, includes, but does not end on, the Merger Date.

            "Surviving Corporation" shall have the meaning ascribed to such term in the Merger Agreement.

            "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, gains, ad valorem, value added, transfer, franchise, profits, inventory, goods and services, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, documentary stamp, occupation, property, mortgage recording and estimated taxes, together with any interest, penalties, or additions thereto imposed by any governmental taxing authority (domestic or foreign).


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            "Tax Allocation Agreement" shall mean the Second Amended and
Restated Federal Income Tax Allocation Agreement, dated June 10, 1988, by and among Opgroup and the corporations listed on Exhibit A thereto, as amended.

            "Tax Liabilities" shall mean all liabilities for Taxes.

            "Tax Payment Account" shall mean the bank account established pursuant to Section 2.3 of the Acquisition Agreement.

            "Tax Payment Deposit Amount" shall have the meaning set forth in
Section 3(e)(2).

            "Tax Payment Subaccount" shall mean the Holdings Tax Payment Subaccount, the Opgroup Tax Payment Subaccount, or both of them, as the context requires.

            "Tax Return" shall mean all reports and returns required to be filed with respect to Taxes.

            "Tentative Calculations" shall have the meaning set forth in Section 3(e)(1).

            "Tower A Associates" shall have the meaning ascribed to such term in the Acquisition Agreement.

            "U.S." shall mean the United States of America.

            "Value Advisors" shall mean Value Advisors LLC, a Delaware limited liability company.

            (b) Other Definitional Provisions.

                  (1) Any terms used but not defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement and/or the Acquisition Agreement.

                  (2) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


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                  (3) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

      2.    CERTAIN OPERATING CONVENTIONS AND PROCEDURES.

            (a) Termination of Taxable Years. For U.S. federal income Tax purposes, (i) the taxable year of each member of the Holdings Subgroup shall end as of the close of the Acquisition Date, but (ii) the taxable year of each member of the Opgroup Subgroup shall not end as of the close of the Merger Date.

            (b) Allocation of Straddle Period Tax Liability and Procedures. The allocation of any Tax Liability between the portion of any Straddle Period ending on the Acquisition Date or the Merger Date, as the case may be, and the portion of such Straddle Period after such date shall be made by means of a closing of the books and records of the members of the Holdings Subgroup as of the close of the Acquisition Date and/or the Opgroup Subgroup as of the close of the Merger Date, as the case may be, in each case as if a taxable period ended as of the close of such date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on such date and the period after such date in the proportion which the number of days in each such period bears to the total number of days in the Straddle Period.

            (c) Allocation of Income from Flowthrough Entities.

                  (1) CIBC and the Authorized Representative shall take all actions necessary to allocate items of income, gain, loss, deduction and credit of any partnership or "flowthrough" entity, in which any member of the Holdings Subgroup owns an equity interest immediately after the Acquisition for the taxable period that includes the Acquisition Date, between the Holdings Subgroup and the CIBC Post-Acquisition Group as if the taxable period of such flowthrough entities ended as of the close of the Acquisition Date. As promptly as possible after the end of the fiscal quarter during which the Acquisition occurs, CIBC shall cause any such partnership or flowthrough entity to deliver to the Authorized Representative a pro forma Schedule K-1 showing the allocable shares of partnership items attributable to the equity interests held by any members of the Holdings Subgroup for the portion of the taxable period ended as of the close of the Acquisition Date. The Authorized Representative shall have the right to review and approve such Schedules K-1 (and any amendments thereto), which approval shall not unreasonably be withheld.


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                  (2) OGI and the Authorized Representative shall take all
actions necessary to allocate items of income, gain, loss, deduction and credit of Opcap and Opcap LP (and any other partnership or "flowthrough" entity in which any member of the Opgroup Subgroup owns an equity interest immediately prior to the Merger) for the taxable period that includes the Merger Date between the Opgroup Subgroup and the OGI Post-Merger Group as if the taxable period of such flowthrough entities ended as of the close of the Merger Date. As promptly as possible after the end of the fiscal quarter during which the Merger occurs, OGI shall cause both Opcap and Opcap LP (and any other such partnership or flowthrough entity) to deliver to the Authorized Representative a pro forma Schedule K-1 showing the allowable shares of partnership items attributable to the equity interests held by any members of the Opgroup Subgroup for the portion of the taxable period ended as of the close of the Merger Date. The Authorized Representative shall have the right to review and approve such Schedules K-1 (and any amendments thereto), which approval shall not unreasonably be withheld.

            (d) The Authorized Representative.

                 (1) Prior to the Acquisition Date, Opgroup shall appoint one or more individuals to serve as the Authorized Representative hereunder. Each of the parties hereto shall take all actions necessary (including, without limitation, those set forth in Section 8(d) hereof) to provide the Authorized Representative with the requisite authority to carry out each of its prescribed functions hereunder.

                  (2) CIBC and PIMCO LP shall each permit the Authorized Representative, if otherwise serving as an employee of it or of one of its affiliates, to serve as the Authorized Representative hereunder and to utilize the services of those individuals otherwise reporting to the Authorized Representative. In addition, the Authorized Representative shall be authorized to retain the services of such outside accountants and/or attorneys to assist in the preparation of the requisite Tax Returns and in the handling of any Tax Proceedings and, except or otherwise provided in Section 8 hereof, to pay reasonable fees and other charges for such services.

     3.    FILING OF TAX RETURNS; PAYMENT OF TAXES.

           (a) Tax Returns Required to Be Filed Prior to Acquisition Date. Opgroup shall prepare and file or cause to be filed all Tax Returns of Opgroup, any member of the Opgroup Consolidated Group and any Foreign Subsidiary of any member of the Opgroup Consolidated Group required to be filed (after giving effect to any valid extension of time in which to make such filings) prior to the Acquisition Date


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and shall pay or cause to be paid all Taxes shown to be due and payable on such
Tax Returns.

            (b) Tax Returns for Pre-Acquisition and/or Pre-Merger Taxable Periods, Combined Returns.

                  (1) Subject to the joint participation requirements of Section 3(b)(3) hereof, the Authorized Representative shall prepare or cause to be prepared, for Pre-Acquisition Taxable Periods and for Pre-Merger Taxable Periods, (A) all required Combined Returns, (B) all other required consolidated, combined or unitary Tax Returns that include one or more members of the Opgroup Consolidated Group and (C) all other Tax Returns required to be filed on a separate return basis by any member of the Opgroup Consolidated Group or any Foreign Subsidiary thereof, in each case, which Tax Returns are not required to be (after giving effect to any valid extensions), and are not, filed on or prior to the Acquisition Date or the Merger Date, as the case may be. The books and records of Opgroup and each of its Subsidiaries will be maintained, and the federal, state and other income Tax Returns of each such corporation will be filed, so as to properly reflect the operations of each such corporation through the end of the Acquisition Date and/or the Merger Date.

                  (2) Subject to the joint participation requirements of Section 3(b)(3) hereof, the Authorized Representative shall prepare or cause to be prepared all required Combined Returns which cover a Straddle Period. The books and records of Opgroup and each of its Subsidiaries will be maintained, and the federal, state and other income Tax Returns of each such corporation will be filed, so as to properly reflect the operations of each such corporation through the end of the relevant Straddle Period.

                  (3) (i) To the extent any Pre-Acquisition Taxable Period or Pre-Merger Taxable Period is included on a Combined Return that is required to be filed after the Acquisition Date and whether or not such Combined Return covers a taxable period that is a Straddle Period, the Authorized Representative shall permit each of CIBC and OGI, if it elects to do so, to jointly participate with the Authorized Representative in the preparation of such Combined Return. To the extent any Tax Return for a Pre-Acquisition Taxable Period or Pre-Merger Taxable Period that is not a Combined Return is required to be filed after the Acquisition Date (A) by Holdings and/or any member of the Holdings Subgroup, the Authorized Representative shall permit CIBC, if it so elects to do so or (B) by Opgroup and/or any member of the Opgroup Subgroup, the Authorized Representative shall permit OGI, if it elects to do so, to jointly participate with the Authorized Representative in the preparation of such


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Tax Return. Such joint participation shall be conducted in good faith and shall include, but not be limited to, participation by CIBC and/or OGI, as the case may be, in all material aspects of the Tax Return preparation; provided, however, that CIBC or OGI, as the case may be, shall have primary responsibility for that portion of any Tax Return that covers the post-Acquisition or post-Merger portion of any Straddle Period except that, if an item reported on the post-Merger portion of a Combined Return for a Straddle Period would have been reported on a Tax Return of a member of the Holdings Subgroup, had such member remained a member of the Opgroup Consolidated Group, but is instead reported by a member of the OGI Post-Merger Group by reason of Section 381 of the Code or similar provisions of state or local law (a "Section 381 attribute"), CIBC shall have primary responsibility for the preparation of that portion of such Tax Return with respect to such item; and provided further, however, that the Authorized Representative shall have responsibility for overall coordination of such joint participation process. In each case, CIBC and/or OGI also shall be provided with a copy of each such Tax Return at least 20 days before the due date for its filing. OGI shall also be provided concurrently with each Combined Return a statement setting forth in reasonable detail a calculation of the portion, if any, of the Taxes shown to be due on such Combined Return which is attributable to any member of the OGI Post-Merger Group after the Merger Date pursuant to Section 2(b) hereof (the "OGI Post-Merger Tax Amount").

                        (ii) Each of CIBC and OGI shall have the right to consult with the Authorized Representative regarding any calculations or positions taken on the Tax Returns of which they were entitled to participate in the preparation and, irrespective of whether such joint participation was elected, to review and approve (such approval not to be unreasonably withheld) each such Tax Return for 10 business days following its receipt thereof; provided, however, that, except as provided in subsection (iii) below, CIBC or OGI shall be deemed to have unreasonably withheld its approval of such Tax Return unless, as the basis for withholding such approval, the position deals with an issue arising solely in the post-Acquisition or post-Merger portion of any Straddle Period included on a Combined Return (in which event, assuming the existence of a reasonable basis (within the meaning of Section 6662 of the Code) therefor, CIBC or OGI, as the case may be, may control the decision as to the appropriate position with respect thereto) or CIBC or OGI demonstrates, by providing to the Authorized Representative an opinion of counsel reasonably acceptable to the Authorized Representative or of a "Big Six" accounting firm to such effect, that substantial authority (within the meaning of Section 6662 of the Code) does not exist for a position taken on such Tax Return. The failure of CIBC or OGI to propose any changes to any such Tax Return within such 10 business day period shall be deemed to constitute CIBC's or OGI's approval thereof.


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                        (iii) If, however, CIBC and/or OGI propose that the
Authorized Representative change a proposed position on a Combined Return or another Tax Return that reflects a Tax Liability of at least $100,000, in each case that is required to be filed after the Acquisition Date, and the Authorized Representative cannot demonstrate, by providing to CIBC and/or OGI, as the case may be, an opinion of counsel reasonably acceptable to CIBC and/or OGI, as the case may be, or of a "Big Six" accounting firm to such effect, that the Authorized Representative's proposed position is more likely than not to be sustained if challenged by the relevant Governmental Authority, if the Authorized Representative does not change such Tax Return to reflect such proposed change, and if the issue does not involve a matter which otherwise is an Excluded Liability, an amount of cash shall be retained in the Tax Payment Account equal to the amount by which the Tax Liability with respect to all such Tax Returns, if prepared in a manner that reflected such proposed changes on all such Tax Returns, would have exceeded by more than $1 million, in the aggregate, the liability reflected on such Tax Returns as finally filed by the Authorized Representative. Such amounts shall be distributed from time to time to the Seller Trust after the expiration of the statute of limitations for the taxable periods with respect to which the Tax Returns giving rise to the retention of such amounts relate.

                        (iv) Subject to Section 3(e) hereof, the Authorized Representative shall (A) file or cause to be filed all Tax Returns to which this
Section 3(b) applies and (B) shall pay or cause to be paid from the Tax Payment Account all Taxes shown on such Tax Returns to be due and payable, including the portion of such Taxes attributable to the OGI Post-Merger Tax Amount (which amount shall be timely deposited into the Tax Payment Account by OGI).

            (c) Tax Returns for Post-Acquisition and Post-Merger Taxable
Periods.

                  (1) CIBC shall be responsible for (i) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the Holdings Subgroup or any Foreign Subsidiary thereof for any Post-Acquisition Taxable Period and (ii) paying any Tax Liability due with respect to such Tax Returns.

                  (2) OGI shall be responsible for (i) preparing and filing or causing to be prepared and filed all Tax Returns required to be filed by any member of the Opgroup, Subgroup or any Foreign Subsidiary thereof for any Post-Merger Taxable Period and (ii) paying any Tax Liability due with respect to such Tax Returns.


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            (d) Non-Combined Tax Returns for Straddle Periods.

                  (1) The Authorized Representative shall prepare, and CIBC shall file or cause to be filed (except to the extent provided in Section 3(d)(1)(i) below, in the form and manner so prepared by the Authorized Representative), all Tax Returns (other than a Combined Return) of or which include any member of the Holdings Subgroup or any Foreign Subsidiary thereof for a Straddle Period. The Authorized Representative shall provide CIBC with each such Tax Return at least 20 days prior to the due date for filing thereof, together with a statement setting forth in reasonable detail a calculation of the portion of the Taxes shown to be due on such Tax Return which is allocable to the Holdings Subgroup through the Acquisition Date pursuant to Section 2(b) hereof (the "Holdings Subgroup Tax Amount").

                        (i) CIBC shall have the right to review and approve (which approval shall not be unreasonably withheld) each such Tax Return for 10 days following receipt thereof; provided, however, that CIBC shall be deemed to have unreasonably withheld its approval of such Tax Return unless, as the basis for withholding such approval, the position deals with an issue arising solely in the post-Acquisition portion of the Straddle Period (in which event, assuming the existence of a reasonable basis (within the meaning of Section 6662 of the Code) therefor, CIBC may control the decision as to the appropriate position with respect thereto) or CIBC demonstrates, by providing to the Authorized Representative an opinion of counsel reasonably acceptable to the Authorized Representative or of a "Big Six" accounting firm to such effect, that substantial authority (within the meaning of Section 6662 of the Code) does not exist for a position taken on such Tax Return. The failure of CIBC to propose any changes to any such Tax Return within such 10-day period shall be deemed to constitute CIBC's approval thereof. CIBC and the Authorized Representative shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof; provided, however, that the failure to resolve all disagreements prior to such date shall not relieve CIBC of its obligation to file (or cause to be filed) any such Tax Return in the form and manner in which it was prepared by the Authorized Representative. Any disagreements regarding such Tax Returns which are not resolved prior to the filing thereof shall be promptly resolved pursuant to Section 7 hereof.

                        (ii) CIBC shall pay or cause to be paid the Tax Liability due with respect to any Straddle Period Tax Return of a member of the Holdings Subgroup; provided, however, that, no later than 5 business days prior to the due date for filing any such Tax Return (taking into account extensions), the Authorized


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Representative, subject to Section 3(e) hereof, shall cause a check to be drawn on the Tax Payment Account to the extent of the Holdings Subgroup Tax Amount.

                 (2) The Authorized Representative shall prepare, and OGI shall file or cause to be filed (except to the extent provided in Section 3(d)(2)(i) below, in the form and manner so prepared by the Authorized Representative), all Tax Returns (other than a Combined Return) of or which include any member of the Opgroup Subgroup or any Foreign Subsidiary thereof for a Straddle Period. The Authorized Representative shall provide OGI with each such Tax Return at least 20 days prior to the due date for filing thereof, together with a statement setting forth in reasonable detail a calculation of the portion of the Taxes shown to be due on such Tax Return which is allocable to Opgroup Subgroup through the Merger Date pursuant to Section 2(b) hereof (the "Opgroup Subgroup Tax Amount").

                        (i) OGI shall have the right to review and approve (which approval shall not be unreasonably withheld) each such Tax Return for 10 days following receipt thereof; provided, however, that OGI shall be deemed to have unreasonably withheld its approval of such Tax Return unless, as the basis for withholding such approval, the position deals with an issue arising solely in the post-Merger portion of the Straddle Period (in which event, assuming the existence of a reasonable basis (within the meaning of Section 6662 of the Code) therefor, OGI may control the decision as to the appropriate position with respect thereto) or OGI demonstrates, by providing to the Authorized Representative an opinion of counsel reasonably acceptable to the Authorized Representative or of a "Big Six" accounting firm to such effect, that substantial authority (within the meaning of Section 6662 of the Code) does not exist for a position taken on such Tax Return. The failure of OGI to propose any changes to any such Tax Return within such 10-day period shall be deemed to constitute OGI's approval thereof. OGI and the Authorized Representative shall attempt in good faith mutually to resolve any disagreements regarding such Tax Returns prior to the due date for filing thereof; provided, however, that the failure to resolve all disagreements prior to such date shall not relieve OGI of its obligation to file (or cause to be filed) any such Tax Return in the form and manner in which it was prepared by the Authorized Representative. Any disagreements regarding such Tax Returns which are not resolved prior to the filing thereof shall be promptly resolved pursuant to Section 7 hereof.

                        (ii) OGI shall pay or cause to be paid the Tax Liability due with respect to any Straddle Period Tax Return of a member of the Opgroup Subgroup; provided, however, that, no later than 5 business days prior to the due date for filing any such Tax Return (taking into account extensions), the Authorized

Payment Subaccount shall be equal to Holdings Good Faith Estimate multiplied by 105%.

                        (ii) The "Opgroup Tax Payment Subaccount" shall be established in favor of OGI and the Seller Trust. The amount of the Opgroup Tax Payment Subaccount shall be equal to the Opgroup Good Faith Estimate multiplied by 105%.

                  (4) Subject to Section 3(e)(6) hereof, amounts in the respective Tax Payment Subaccounts shall be free from the claims of CIBC (in the case of the Opgroup Tax Payment Subaccount) and OGI (in the case of the Holdings Tax Payment Subaccount) and shall be held for the purposes set forth in this
Section 3(e) and Section 2.3 of the Acquisition Agreement.

                  (5) Except with respect to an Excluded Liability, CIBC shall have the authority to make payments from the Holdings Subaccount to Governmental Authorities on behalf of the Holdings Subgroup and OGI shall have authority to make payments from the Opgroup Subaccount to Governmental Authorities on behalf of the Opgroup Subgroup, after one day's notice to the Authorized Representative, if CIBC or OGI, as the case may be, reasonably believes that such payment is required to avoid incurring interest, penalties or other additional Tax Liabilities with respect to any taxable period of the Opgroup Consolidated Group that includes the Acquisition Date or any taxable period ending before the Acquisition Date for which Tax Returns are not filed until after the Acquisition Date.

                  (6) Notwithstanding anything in Section 3(e)(4) hereof or
Section 2.3(b) of the Acquisition Agreement to the contrary, after (i) filing of all Tax Returns that the Authorized Representative believes are required to be filed with respect to such Tax Payment Subaccount (with the good faith concurrence of OGI or CIBC, as the case may be), (ii) payment of Taxes with respect to which amounts in the Tax Payment Subaccount were deposited and (iii) the payment pursuant to the proviso in Section 2.3(b) of the Acquisition Agreement, amounts remaining in a Tax Payment Subaccount shall be transferred
(x) by CIBC, with respect to any amounts remaining in the Holdings Tax Payment Subaccount, to the Opgroup Tax Payment Subaccount, or (y) by OGI, with respect to any amounts remaining in the Opgroup Tax Payment Subaccount, to the Holdings Tax Payment Subaccount; provided, however, that, if any amounts have been released pursuant to this Section 3(e)(6) to a Tax Payment Subaccount, any amounts remaining in the recipient Tax Payment Subaccount shall be distributed directly to the Seller Trust after the filing of all Tax Returns that the Authorized Representative believes are required to be filed with respect to such Tax

Payment Subaccount (with the good faith concurrence of OGI or CIBC, as the case may be), the payment of Taxes with respect to which amounts were allocated to such Tax Payment Subaccount and the making of the payment described in clause
(iii) above in this Section 3(e)(6); and provided further, however, that, after the filing of all federal, state and local income and franchise Tax Returns and other material Tax Returns, CIBC and OGI may jointly authorize interim partial distributions to the Seller Trust from the two Tax Payment Subaccounts.

      4.    RESPONSIBILITY AND INDEMNIFICATION FOR TAXES.

            (a) Responsibility of and Indemnification by CIBC. Except as otherwise provided in Sections 3 and 4(b) hereof, CIBC shall be responsible for, and, except as otherwise provided in Section 4(b) hereof, CIBC shall indemnify and hold harmless OGI and its shareholders, directors, officers, employees, affiliates, agents and successors from and against all Losses of any member of the OGI Post-Merger Group arising from, any and all Taxes attributable to any member of the Holdings Subgroup for any Pre-Acquisition Taxable Period, Post-Acquisition Taxable Period, or Straddle Period.

            (b) Responsibility of and Indemnification by PIMCO LP. Except as otherwise provided in Section 3 hereof, PIMCO LP shall be responsible for, and PIMCO LP shall indemnify and hold harmless CIBC and its shareholders, directors, officers, employees, affiliates, agents and successors from and against all Losses of any member of the CIBC Post-Acquisition Group arising from, any and all Taxes (1) attributable to any member of the Opgroup Subgroup for any Pre-Merger Taxable Period, Post-Merger Taxable Period, or Straddle Period (including any disallowance of deductions claimed with respect to the interest of Opfin in Tower A Associates in Pre-Merger Taxable Periods or Straddle Periods); or (2) attributable to any member of the Holdings Subgroup by reason of an increase in the grossed-up purchase price, as described in Treas. Reg.
Section 1.338(h)(10)-l(f)(2)(ii)(A), for the Section 338(h)(10) Elections over that reported on the Tax Returns filed in accordance with Section 3(b)(3) hereof, and CIBC shall have no obligations to OGI or PIMCO LP pursuant to
Section 4(a) with respect to such Losses. Any indemnification payments by PIMCO LP under this Section 4(b) shall be considered to have been made on behalf of, and in lieu of an actual contribution of funds to, OGI.

            (c) Procedure for Payment.

                  (1) Subject to the provisions of Sections 3 and 8 hereof, to the extent CIBC or OGI is responsible for a payment of Taxes under Sections 4(a) or 4(b) hereof, respectively, such responsible party shall promptly pay (or cause to be paid) such Taxes to the appropriate Governmental Authority when due.

                  (2) If the Indemnifying Party is required to indemnify the Indemnified Party pursuant to this Section 4, the Indemnified Party shall submit its calculations, in sufficient detail so as to permit the Indemnifying Party to understand the computation thereof, of the amount required to be paid pursuant to this Section 4, which shall be net of the Present Value Benefit realized or realizable by the Indemnified Party (such net amount being the "Indemnification Amount"). Subject to the following sentence, the Indemnifying Party shall pay to the Indemnified Party, no later than 10 days after the Indemnifying Party receives the Indemnified Party's calculations, the Indemnification Amount. If the Indemnifying Party disagrees with such calculations, it must notify the Indemnified Party of its disagreement in writing within 10 days of receiving such calculations. Any dispute regarding such calculations shall be resolved in accordance with Section 7 of this Agreement.

            (d) Time Limits. Any claim under this Section 4 with respect to a Tax Liability must be made in accordance with the notification procedures of
Section 8 hereof and no later than thirty (30) days after the expiration of the applicable statute of limitations for assessment of such Tax Liability.

      5.    CARRYBACKS AND CARRYOVERS.

            (a) In the event that any member of the OGI Post-Merger Group realizes any loss, deduction, credit or other Tax attribute in any taxable period (or portion thereof) beginning after the Merger Date, such member may, to the extent permitted by law, utilize such loss, deduction, credit or other Tax attribute and obtain any available Refund, including by carrying back such loss, deduction, credit or Tax attribute to a prior Opgroup Consolidated Group taxable year; provided, however, that (except as provided in the second proviso in this sentence), to the extent such carryback is elective, such member of the OGI Post-Merger Group may only carry back such item with the consent of the Authorized Representative (which may be withheld in its sole discretion if the taxable period to which such item may be carried back has not yet been subject either to audit or to a prior or concurrent mandatory carryback); and provided further, however, that, if such item is the result of a disallowance of a
Section 381 attribute that was claimed by a member of the OGI Post-Merger Group for a Straddle Period, such item shall be carried back to prior taxable years of the Opgroup Consolidated Group or the OGI Post-Merger Group, as the case may be, to the extent permitted by law, unless CIBC notifies OGI in writing that such item is not to be so
carried back. CIBC shall cooperate with OGI in seeking from the appropriate taxing authority any Refund that reasonably would result therefrom. Except to the extent that such Refund is the result of a disallowance of a loss, deduction, credit or other Tax attribute claimed by, or a reduction in an item of income or gain reported by, a member of the Opgroup Consolidated Group for a Pre-Acquisition Taxable Period or the pre-Acquisition portion of a Straddle Period or is attributable to the disallowance of a Section 381 attribute (in any such event such Refund shall be paid first to CIBC to offset any related increase in Tax Liabilities borne by CIBC for Pre-Acquisition Taxable Period(s) or Straddle Period(s) (to the extent not previously indemnified under the Acquisition Agreement or this Agreement) and second to the Seller Trust), OGI shall be entitled to any Refund (or other Tax benefit including any interest thereon received from such taxing authority) realized by a member of the OGI Post-Merger Group attributable to such loss, deduction, credit or other Tax attribute.

            (b) In the event that any member of the CIBC Post-Acquisition Group realizes any loss, deduction, credit or other Tax attribute in any taxable period (or portion thereof) beginning after the Acquisition Date, such member may, to the extent permitted by law, utilize such loss, deduction, credit or Tax attribute and obtain any available Refund, including by carrying back such loss, deduction, credit or other Tax attribute to a prior Opgroup Consolidated Group taxable year; provided, however, that, to the extent such carryback is elective, such member of the CIBC Post-Acquisition Group may only carry back such item with the consent of the Authorized Representative (which may be withheld in its sole discretion if the taxable period to which such item may be carried back has not yet been subject either to audit or to a prior or concurrent mandatory carryback). OGI shall cooperate with CIBC in seeking from the appropriate taxing authority any Refund that reasonably would result therefrom. Except to the extent that such Refund is the result of a disallowance of a loss, deduction, credit or other Tax attribute claimed by, or a reduction in an item of income or gain reported by, a member of the Opgroup Consolidated Group for a Pre-Merger Taxable Period or the pre-Merger portion of a Straddle Period (in either which event such Refund shall be paid first to OGI to offset any related increase in Tax Liabilities borne by the Opgroup Subgroup for Pre-Merger Taxable Period(s) or Straddle Period(s) (to the extent not previously indemnified under the Merger Agreement or this Agreement) and second to the Seller Trust), CIBC shall be entitled to any Refund (or other Tax benefit including any interest thereon received from such taxing authority) realized by a member of the CIBC Post-Acquisition Group attributable to such loss, deduction, credit or other Tax attribute.

            (c) In the event that any Excluded Affiliate realizes any loss, credit or other Tax attribute in any taxable period (or portion thereof) beginning after the Merger

Date, such member may carry back such loss, credit or Tax attribute to a prior Opgroup Consolidated Group taxable year. CIBC and OGI shall cooperate with the Authorized Representative in seeking from the appropriate taxing authority any Refund that reasonably would result from such carryback. The Seller Trust shall be entitled to any Refund (or other Tax benefit) realized by any Excluded Affiliate (including any interest thereon received from such taxing authority) attributable to such carryback.

            (d) The OGI Post-Merger Group also shall be entitled to the benefit, in Post-Merger Taxable Periods, of any net operating loss, capital loss or other carryforward, unused investment, foreign tax or other credit arising in a Pre-Merger Taxable Period of the Opgroup Consolidated Group (including from any member of the Holdings Subgroup); provided, however, that members of the CIBC Post-Acquisition Group shall have priority with respect to the benefit, in Post-Acquisition Taxable Periods, of any carryforward which is legally available from the Holdings Subgroup. OGI or CIBC, as the case may be (the "Recipient"), shall apply the Present Value Benefit of such carryforward in the following order of priority: (1) to offset any resulting increase in Tax Liabilities for Pre-Acquisition or Pre-Merger Taxable Period(s) (to the extent not previously indemnified under the Acquisition Agreement, the Merger Agreement or this Agreement), (2) to the Recipient to the extent of any uncompensated Losses for Pre-Merger or Pre-Acquisition Taxable Periods, (3) to the non-Recipient to the extent of any uncompensated Losses for Pre-Acquisition or Pre-Merger Taxable Periods, and (4) to the Seller Trust.

      6. COOPERATION; MAINTENANCE AND RETENTION OF RECORDS. CIBC shall, and shall cause the Members of the CIBC Post-Acquisition Group, OGI shall, and shall cause the members of the OGI Post-Merger Group, and the Managing Trustees shall, and shall cause the Authorized Representative, to provide a requesting party with such assistance and documents as may be reasonably requested by such requesting party in connection with (i) the preparation of any Tax Return, (ii) the conduct of any Proceeding, (iii) any matter relating to Taxes of any member of the Opgroup Consolidated Group, the Opgroup Subgroup, the Holdings Subgroup, the CIBC Post-Acquisition Group, or the OGI Post-Merger Group and (iv) any other matter that is a subject of this Agreement, and the requesting party shall pay any reasonable out-of-pocket expenses incurred by the assisting party in connection therewith. CIBC, OGI and the Managing Trustees shall retain or cause to be retained all Tax Returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including any waivers or extensions thereof) of the taxable years to which such Tax Returns and other documents relate or until the expiration of any additional period that any party reasonably requests, in writing, with respect to specific material records or documents. A party intending to destroy any material records or documents shall provide each other party with reasonable advance notice and the opportunity to copy or take possession of such records and documents. The parties hereto will notify each other party in writing of any waivers or extensions of the applicable statute of limitations that may affect the period for which the foregoing records or other documents must be retained.

      7. DISPUTES. If the parties disagree as to the amount of any payment to be made under, or any other matter arising out of, this Agreement, the parties shall attempt in good faith to resolve such dispute, and any agreed upon amount shall be paid to the appropriate party. If such dispute is not resolved within 15 days, the parties shall jointly retain the Independent Accounting Firm to resolve the dispute. The fees of the Independent Accounting Firm shall be borne equally by the parties having the dispute, and the decision of such Independent Accounting Firm shall be final and binding on all parties involved. Following the decision of the Independent Accounting Firm, the parties shall each take or cause to be taken any action that is necessary or appropriate to implement such decision of the Independent Accounting Firm, including, without limitation, the prompt payment of underpayments or refund of overpayments, with interest calculated on such overpayments and underpayments at the Overpayment Rate from the date such payment was due through the date such underpayment or overpayment is paid or refunded.

      8.    PROCEEDINGS.

            (a)   Notification.

                  (1) CIBC shall, promptly upon receipt of notice thereof by any member of the CIBC Post-Acquisition Group, notify the Managing Trustees in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) of any Member of the Opgroup Consolidated Group for a Pre-Acquisition Taxable Period or a Straddle Period. CIBC shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the CEBC Post-Acquisition Group.

                  (2) OGI shall, promptly upon receipt of notice thereof by any member of the OGI Post-Merger Group, notify the Managing Trustees in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) of any Member of the Opgroup Consolidated Group for a Pre-Merger Taxable Period or a Straddle Period. OGI shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received by a member of the OGI Post-Merger Group.

                  (3) The Managing Trustees shall, promptly upon receipt of notice (1) from CIBC, notify OGI in writing of any communication with respect to any pending or threatened Proceeding in connection with a Tax Liability (or an issue related thereto) for a member of the Opgroup Subgroup and (2) from OGI, notify CIBC in writing of any communication with respect to any pending or threatened proceeding in connection with a Tax Liability (or an issue related thereto) for any member of the Holdings Subgroup. The Managing Trustees shall include with such notification a true, correct and complete copy of any written communication, and an accurate and complete written summary of any oral communication, so received.

            (b) Pre-Acquisition and Pre-Merger Taxable Periods and Straddle Periods. The Authorized Representative shall have the primary responsibility to represent the interests of the members of the Opgroup Consolidated Group, the Holdings Subgroup, the Opgroup Subgroup and any Foreign Subsidiary thereof in any Proceeding relating to Pre-Acquisition and/or Pre-Merger Taxable Periods and/or Straddle Periods and to employ counsel of its choice at its expense; provided, however, that (i) CIBC and OGI each shall be permitted to participate (at its own expense) in any such Proceedings and all hearings relating thereto and the Authorized Representative's counsel shall give due consideration to all comments and suggestions received from CIBC and OGI; (ii) the Authorized Representative shall not settle any dispute or tax issue with a taxing authority without the consent of CIBC or OGI, as the case may be, which consent, in each case, shall not unreasonably be withheld; and (iii) primary responsibility shall shift to OGI at such time, if ever, that the asserted Tax Liabilities exceed the then balance in the Indemnity Trust or to CEBC at such time, if ever, that the asserted Tax Liabilities exceed the then balance of the Holdback Amount; and provided further, however, that primary responsibility with respect to any item shall shift to CEBC or OGI, as the case may be, if they are responsible to the other under Sections 4(a) or 4(b) but are not entitled to indemnification for Losses attributable to such item under the Acquisition Agreement or the Merger Agreement, respectively.

            (c)  Post-Acquisition and Post-Merger Taxable Periods.

                 (1) CIBC shall have the sole right to represent the interests of the CIBC Post-Acquisition Group (or any member thereof) in any Proceeding relating to a

Post-Acquisition Taxable Period; provided, however, that the Seller Trust shall be permitted to participate at its own expense in any such Proceeding; and provided further, however, that, if CIBC has asserted (or is reasonably likely to assert) that the Seller Trust may be liable for indemnification under the Acquisition Agreement, CIBC shall not settle or otherwise resolve any dispute or tax issue with a taxing authority without the consent of the Seller Trust, which consent shall not unreasonably be withheld.

                 (2) OGI and PIMCO LP shall have the sole right to represent the interests of the OGI Post-Merger Group (or any member thereof) in any Proceeding relating to a Post-Merger Taxable Period; provided, however, that the Indemnity Trust shall be permitted to participate at its own expense in any such Proceeding and provided further, however, that, if OGI has asserted (or is reasonably likely to assert) that the Indemnity Trust may be liable for indemnification under the Merger Agreement, OGI and PIMCO LP shall not settle or otherwise resolve any dispute or tax issue with a taxing authority without the consent of the Indemnity Trust, which consent shall not unreasonably be withheld.

            (d) Power of Attorney. Each member of the CIBC Post-Acquisition Group and the OGI Post-Merger Group (each a "Represented Party") shall execute and deliver to the Authorized Representative any power of attorney requested by the Authorized Representative in connection with any Proceeding described in
Section 8(b) hereof; provided, however., that such power of attorney is required to permit the Authorized Representative to conduct such Proceeding; and provided further, however, that such power of attorney shall not negate any right of a Represented Party to consent to settlements provided in Section 8(b) hereof or to otherwise act on its own behalf pursuant to this Agreement.

      9. INTEREST; METHOD OF PAYMENT. Any payment required by this Agreement that is not made on or before the date such payment is required to be made hereunder shall bear interest after such date at the Overpayment Rate. All payments made pursuant to this Agreement shall be made in immediately available funds.

      10. COVENANT TO EFFECT SECTION 338(h)(10) ELECTIONS. CIBC, Opgroup, the Authorized Representative, OGI and PIMCO LP shall take or cause to be taken all actions required by applicable law to make valid Section 338(h)(10) Elections with respect to Holdings, Oppenheimer & Co., Inc., Advantage Advisers, Inc., to the extent designated by CIBC, any other subsidiary of Holdings, and, to the extent designated by the Authorized Representative, any Excluded Affiliate.

      11. TERMINATION OF PRIOR TAX SHARING AGREEMENTS. This Agreement shall take effect on the Acquisition Date and shall replace all other agreements, whether or not written, in respect of any Taxes between or among any members of the Opgroup Subgroup on the one hand and the Holdings Subgroup on the other, including the Tax Allocation Agreement; provided, however, that this Agreement shall not supersede any agreements with respect to Taxes set forth in the Acquisition Agreement and/or the Merger Agreement. All such replaced agreements shall be cancelled as of the Acquisition Date to the extent they relate to any members of the Holdings Subgroup and as of the Merger Date to the extent they relate to any members of the Opgroup Subgroup, and any rights or obligations of any members of the Opgroup Subgroup or Holdings Subgroup existing under such agreements thereby shall be fully and finally settled without any payment by any party thereto.

      12. AMENDMENT. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

      13. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law principles, including matters of construction, validity and performance.

      14. NOTICES. Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand or by telecopy or on the date of receipt indicated on the return receipt if mailed (registered or certified, return receipt requested, properly addressed and postage prepaid):

                              If to CIBC, to:

                              CIBC Wood Gundy Securities Corp.
                              425 Lexington Avenue
                              New York, NY 10017
                              Attention:  General Counsel
                              Facsimile:  (212) 856-4283

                              with a copy to:

                              Mayer, Brown & Platt
                              1675 Broadway
                              New York, NY 10019
                              Attention:  James B. Carlson, Esq.
                              Facsimile:  (212) 262-2792

                              If to OGI or PIMCO LP, to:

                              PIMCO Advisors L.P.
                              800 Newport Center Drive, Suite 100
                              Newport Beach, California 92660
                              Attention:  General Counsel
                              Facsimile:  (714) 717-7076

                              with a copy to:

                              Latham & Watkins
                              650 Town Center Drive
                              Costa Mesa, California 92626
                              Attention:  David C. Flattum, Esq.
                              Facsimile:  (714) 755-8290

                              If to the Managing Trustees, to:

                              The Indemnity Trust (or The Seller Trust)
                              World Financial Center
                              Oppenheimer Tower
                              New York, NY 10281
                              Attention:  Roger W. Einiger
                                          Robert I. Kleinberg, Esq.
                              Facsimile:  (212) 667-5088
                              with a copy to:

                              Weil, Gotshal & Manges LLP
                              767 Fifth Avenue
                              New York, NY 10153
                              Attention:  Robert Todd Lang, Esq.
                              Facsimile:  (212) 310-8007

Such names and addresses may be changed by notice given in accordance with this
Section 14.

      15. ENTIRE AGREEMENT. Except with respect to a party's indemnification rights under the Acquisition Agreement or the Merger Agreement, this Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

      16. HEADINGS; REFERENCES. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

      17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

      18. PARTIES IN INTEREST; ASSIGNMENT; SUCCESSOR. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than the Seller Trust and the Indemnity Trust, any rights or remedies under or by reason of this Agreement.

      19. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      20. EFFECTIVE DATE. This Agreement shall become effective upon the occurrence of the Acquisition Date; provided, however, that it shall terminate and be null and void and of no force and effect with respect to the rights and obligations of OGI and PIMCO LP upon any termination of the Merger Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Amended and Restated Tax Indemnity Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first written above.

                                    OPPENHEIMER GROUP, INC.

                                    By:  [SIG]
                                         ---------------------------------------
                                         By:
                                         Title:

                                    CIBC WOOD GUNDY SECURITIES CORP.

                                    By:  [SIG]
                                         ---------------------------------------
                                         By:
                                         Title:


                                    PIMCO ADVISORS L.P.

                                    By:  [SIG]
                                         ---------------------------------------
                                         By:
                                         Title:

                              THOMSON ADVISORY GROUP INC.

                                    By:  [SIG]
                                         ---------------------------------------
                                         By:
                                         Title: